UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.  )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☑	Soliciting Material Pursuant to §240.14a-12

Hologic, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-(6)(i)(1) and 0-11

The following contains an email sent to all Hologic, Inc. (“Hologic” or the “Company”) employees on October 21, 2025.

A Message from Steve MacMillan

Chairman, President and CEO

Dear Colleagues,

I’m pleased to share important and exciting news that will position Hologic for an even stronger future and help us build on our mission to enable healthier lives everywhere, every day.

A few moments ago, we announced that we have agreed to be acquired by Blackstone and TPG for up to $79 per share. Please see the press release for additional important information.

I believe this is excellent news for Hologic as a whole, and more specifically for our employees, customers, patients and stockholders.

Blackstone and TPG are two of the world’s most respected investment firms. Each has a long and successful track record of partnering with innovative healthcare companies to advance their missions and enable growth. They are fully committed to supporting our Purpose, Passion and Promise. They believe we have built a remarkable Company, and that our people and products play an indispensable role in women’s health. With their ownership, we will benefit from additional resources, capital and capabilities to improve women’s health globally and execute on our collective goals.

We expect our partnership with Blackstone and TPG to mean continued support for our product trajectory and promise for additional growth, accelerating our pipeline, broadening our international reach and strengthening our capacity for strategic acquisitions. With their deep healthcare expertise and commitment to long-term innovation, Blackstone and TPG will enhance our ability to deliver critical medical technologies that benefit customers and patients. We will be even better positioned globally, with fewer capital constraints and more opportunities to pursue.

While this announcement is an important milestone, it is just the first step in a process. The transaction is expected to close in the first half of calendar year 2026, subject to customary closing conditions, including stockholder and regulatory approvals. Until then, Hologic remains a standalone, publicly listed company, and it is business as usual for all of us. We must remain focused on delivering the same high-quality products and services to our customers and patients.

We plan to share more information in the coming days, and we look forward to finding opportunities to introduce you to the Blackstone and TPG teams at the appropriate time. We have spent much time in recent months getting to know them, and we believe firmly that their cultures and approaches are squarely aligned with ours – they are excited about the chance to partner with us and work with you.

You likely have questions about what this means for the organization and you as an employee. Throughout this process, please keep an eye on MyHologic for details. If you interact directly with customers, we will provide you resources to help answer their questions.

I want to thank each of you for your continued dedication and hard work. Today’s news is a direct reflection of all that we’ve built together, and the opportunities ahead will only expand as we move forward with Blackstone and TPG.

Our Board of Directors, Global Leadership Team and I are incredibly proud of what we’ve accomplished, and firmly believe that now is the right time to take Hologic to the next level. We are excited to grow stronger and faster in this next chapter of our journey as we continue to shape the future of women’s health globally.

Thank you!

Steve MacMillan

Chairman, President & Chief Executive Officer

Required Legal Disclosures

Cautionary Statement Regarding Forward-Looking Statements

This letter includes “forward-looking statements” within the meaning of the “safe harbor” provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “likely,” “future,” “strategy,” “potential,” “seeks,” “goal” or other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding the benefits of and timeline for closing the merger. These forward-looking statements are based upon assumptions made by Hologic as of the date hereof and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those anticipated.

These forward-looking statements are subject to a number of risks and uncertainties that could adversely affect Hologic’s business and prospects, and otherwise cause actual results to differ materially from those anticipated, including without limitation, the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the proposed transaction that could delay the consummation of the proposed transaction or cause the parties to abandon the proposed transaction; the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement entered into in connection with the proposed transaction; the possibility that Hologic stockholders may not approve the proposed transaction; the risk that the parties to the merger agreement may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk that any announcements relating to the proposed transaction could have adverse effects on the market price of Hologic’s common stock; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk of any litigation relating to the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of Hologic to retain and hire key personnel and to maintain relationships with customers, vendors, partners, employees, stockholders and other business relationships and on its operating results and business generally; and the risk that the holders of the CVRs will receive less-than-anticipated payments with respect to the CVRs after the closing of the proposed transaction. Further information on factors that could cause actual results to differ materially from the results anticipated by the forward-looking statements is included in the Hologic Annual Report on Form 10-K for the fiscal year ended September 28, 2024 filed with the Securities and Exchange Commission (the “SEC”) on November 27, 2024, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings made by Hologic from time to time with the SEC. These filings, when available, are available on the investor relations section of the Hologic website at https://investors.hologic.com or on the SEC’s website at https://www.sec.gov. If any of these risks materialize or any of these assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. There may be additional risks that Hologic presently does not know of or that Hologic currently believes are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The forward-looking statements included in this letter are made only as of the date hereof. Hologic expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements presented herein to reflect any change in expectations or any change in events, conditions or circumstances on which any such statements are based, except as required by law.

Additional Information and Where to Find It

In connection with the proposed acquisition of Hologic by affiliates of Blackstone Inc. and TPG Capital, Hologic will file with the SEC a Proxy Statement of Hologic (the “Proxy Statement”). Hologic plans to mail to its stockholders a definitive Proxy Statement in connection with the proposed transaction. HOLOGIC URGES YOU TO READ THE PROXY STATEMENT AND OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AS THEY BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HOLOGIC, BLACKSTONE INC., TPG CAPITAL, THE PROPOSED TRANSACTION AND RELATED MATTERS. You will be able to obtain a free copy of the Proxy Statement and other related documents (when available) filed by Hologic with the SEC at the website maintained by the SEC at www.sec.gov. You also will be able to obtain a free copy of the Proxy Statement and other documents (when available) filed by Hologic with the SEC by accessing the investor relations section of Hologic’s website at https://investors.hologic.com or by contacting Hologic investor relations at investors@hologic.com or calling 858-410-8904.

Participants in the Solicitation

Hologic and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Hologic stockholders in connection with the proposed transaction.

Information regarding the directors and executive officers of Hologic, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth (i) in Hologic’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, including under the headings “Proposal No. 1—Election of Directors,” “Executive Officers,” “Compensation Discussion and Analysis,” “Executive Compensation Tables,” “Securities Ownership by Directors and Executive Officers” and “Certain Relationships and Related-Party Transactions,” which was filed with the SEC on January 16, 2025 and is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/859737/000114036125001287/ny20038205x1_def14a.htm, and (ii) to the extent holdings of Hologic’s securities by its directors or executive officers have changed since the amounts set forth in Hologic’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, such changes have been or will be reflected on Initial Statement of Beneficial Ownership of Securities on Form 3, Statement of Changes in Beneficial Ownership on Form 4, or Annual Statement of Changes in Beneficial Ownership on Form 5 filed with the SEC, which are available at EDGAR Search Results https://www.sec.gov/edgar/browse/?CIK=0000859737&owner=only.

Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and other relevant materials to be filed with the SEC when they become available. You may obtain free copies of these documents as described above.